UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

CHARTWELL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51342 (Commission File No.)	95-3979080 (IRS Employer Identification No.)

7637 Leesburg Pike
Falls Church, VA 22043
 (Address and telephone number of principal executive offices) (Zip Code)

(703) 635-7980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 5, 2010, Mr. Paul Biberkraut resigned from his positions as Chief Financial & Administrative Officer and Secretary to the Company’s Board of Directors to pursue other opportunities.

Item 8.01 Other Events

Due to the departure of our chief financial and administrative officer and our inadequate financial resources we will not be able to file the required periodic reports on a timely basis with the Securities and Exchange Commission.  As previously reported on December 2, 2009, we are in default on several loan obligations.
Based on our inadequate financial position, our inability to cure the loan defaults, current litigation on defaulted unsecured debt, the prospect of further litigation, and an inability to fund any litigation costs, we may be forced to seek bankruptcy protections.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC., a Nevada Corporation

Dated: February 8, 2009	By:	/s/ Imre Eszenyi
Imre Eszenyi,
Chairman of the Board